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                                                                    Exhibit 10.8

                              TERMINATION AGREEMENT

      THIS TERMINATION AGREEMENT (this "Agreement") is made and entered into this ___ day of _____ by and between Texas Biotechnology Corporation, a Delaware corporation with its principal office at 7000 Fannin, Houston, Texas 77030 (the "Company"), and ______________ (the "Executive").

                                 R E C I T A L S

      A. The Company desires to enter into an agreement with the Executive whereby severance benefits will be paid to the Executive on a change in control of the Company and consequent actual or constructive termination of the Executive's employment.

      B. This Agreement sets forth the severance benefits that the Company agrees that it will pay to the Executive if the Executive's employment with the Company terminates under one of the circumstances described herein following a change in control of the Company.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties hereto agree as follows:

      1. Term of Agreement. This Agreement shall be effective immediately on the date hereof and shall continue in effect through _____; provided, however, that commencing on _____ and each _____ thereafter, the term of this Agreement shall automatically be extended for one additional year unless not later than _____ of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement; provided, further, that notwithstanding any such notice by the Company not to extend, this Agreement shall automatically be extended for 24 months beyond the term provided herein if a Change in Control (as defined in Section 3 hereof) has occurred during the term of this Agreement.

      2. Effect on Employment Rights. This Agreement is not part of any employment agreement that the Company and the Executive may have entered. Nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company or interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate the Executive for any reason, with or without cause.

      The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a potential Change in Control of the Company (as defined below), the Executive will remain in the employ of the Company during the pendency of any such potential Change in Control and for a period of one year after the occurrence of an actual Change in Control. For this purpose, a "potential Change in Control of the Company" shall be deemed to have occurred if
(a) the Company enters into an agreement the consummation of which would result in the occurrence of a Change in Control, (b) any person (including the Company) publicly announces an intention to take or consider taking action which if consummated would constitute a Change
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in Control or (c) the Board of Directors of the Company (the "Board") adopts a resolution to the effect that a potential Change in Control of the Company has occurred.

      3. Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall occur:

            (a) any "person" (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company of any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

            (b) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 3) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

            (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holder of securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

            (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which, in the judgment of the Compensation Committee of the Board, the holders of the Company's common stock, par value $.05 per share (the "Common Stock"), immediately prior to such transaction or series of transactions continue to have


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      the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions. Except during a potential Change in Control of the Company, the Board may (i) deem any other corporate event affecting the Company (other than those described in clauses (a)-(d) of Section 3 above) to be a "Change in Control," and (ii) may amend this provision and the definition of "Change in Control" in connection with an identical amendment being made to the Termination Agreements entered into by the Company and certain of its executives.

      4. Termination of Employment Following a Change in Control. The Executive shall be entitled to the benefits provided in Section 5 hereof upon the subsequent termination of the Executive's employment by the Company within two years after a Change in Control which occurs during the term of this Agreement, provided such termination is (a) by the Company other than for Cause (as defined below) or (b) by the Executive for Good Reason (as defined below). The Executive shall not be entitled to the benefits of Section 5 hereof, any other provision hereof to the contrary notwithstanding, if the Executive's employment terminates: (i) pursuant to the Executive retiring at age 65, (ii) by reason of the Executive's total and permanent disability (as defined below), or (iii) by reason of the Executive's death. As used herein, "total and permanent disability" means an illness or other disability that prevents the Executive from discharging his responsibilities for a period of 180 consecutive calendar days, or an aggregate of 180 calendar days in any calendar year, during his employment with the Company, all as determined in good faith by the Board (or a committee thereof).

            (a) Cause. The Company may terminate the Executive's employment with the Company, upon written notice to the Executive delivered in accordance with Sections 4(c) and 12 hereof, for Cause. For purposes of this definition of "Cause," the term "Company" shall mean the Company and/or its Affiliates. For purposes of this Agreement, subject to the notice provisions set forth below, "Cause" means (i) the conviction (or plea of nolo contendere or equivalent plea) of the Executive of a felony (which, through lapse of time or otherwise, is not subject to appeal), (ii) the Executive having engaged in intentional misconduct causing a violation by the Company of any state or federal laws which results in a material injury to the business, condition (financial or otherwise), results of operations or prospects of the Company as determined in good faith by the Board or a committee thereof (a "Material Injury"), (iii) the Executive having engaged in a theft of corporate funds or corporate assets of the Company or in an act of fraud upon the Company, (iv) an act of personal dishonesty taken by the Executive that was intended to result in personal enrichment of the Executive at the expense of the Company, (v) the Executive's refusal, without proper legal cause, to perform his duties and responsibilities as contemplated in this Agreement or any other breach by the Executive of this Agreement, and (vi) the Executive's engaging in activities which would constitute a breach of the Company's business ethics policy, the Company's policies regarding trading in the Common Stock or any other applicable policies, rules or regulations of the Company which results in a Material Injury. If the Company desires to terminate the Executive for Cause pursuant to the provisions of this
      Section 4(a), the Executive will be given a written notice by the Board of the facts and circumstances providing the basis for termination for Cause, and the Executive will have 30 days from the date of such notice to remedy, cure or rectify the situation giving rise to


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      termination for Cause to the reasonable satisfaction of the Board (except in the event of termination for Cause pursuant to subparagraph (i) above as to which no cure period will be permitted).

            (b) Good Reason. After a Change in Control, the Executive may terminate employment with the Company at any time during the term of this Agreement for Good Reason, upon written notice to the Company delivered in accordance with Sections 4(c) and 12 hereof.

                  (i) Definition. For purposes of this definition of "Good
            Reason," the term "Company" shall mean the Company and/or its Affiliates. For purposes of this Agreement, "Good Reason" means (i) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's duties or responsibilities as contemplated in this Agreement, provided that the Executive specifically terminates his employment for Good Reason hereunder within 120 days from the date that he has actual notice of such material breach; (ii) any other action by the Company which results in a material diminishment in the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, provided that the Executive specifically terminates his employment for Good Reason hereunder within 120 days from the date that he has actual notice of such material breach; (iii) any breach by the Company of any of the provisions of this Agreement, provided that the Executive specifically terminates his employment for Good Reason hereunder within 120 days from the date that he has actual notice of such material breach; (iv) requiring the Executive to relocate to any office or location other than Houston, Texas, without his consent;
            (v) a 5% or more reduction, or attempted reduction, at any time during the Executive's employment with the Company, of the base salary of the Executive unless such reduction is also applied to all other executives of the Company; or (vi) the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits provided under the Company's welfare benefit plans, unless (A) there is substituted a comparable benefit that is at least economically equivalent (in terms of the benefit offered to the Executive) to the benefit in which the Executive's participation is being adversely affected or to the Executive's benefits that are being materially reduced, or (B) the taking of such action affects all other executives of the Company. Notwithstanding the preceding provisions of this Section 4(b), if the Executive desires to terminate his employment for Good Reason, he shall first give written notice of the facts and circumstances providing the basis for Good Reason to the Board or the Compensation Committee thereof, and allow the Company thirty (30) days from the date of such notice to remedy, cure or rectify the situation giving rise to Good Reason to the reasonable satisfaction of the Executive.

                  (ii) Determination by the Executive Presumed Correct. Any
            determination by the Executive pursuant to this Section 4(b) that Good Reason exists for the Executive's termination of employment and that adequate remedy has not occurred shall be presumed correct and shall govern unless the party


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            contesting the determination shows by a clear preponderance of the evidence that it was not a good faith reasonable determination.

                  (iii) Severance Payment Made Notwithstanding Dispute.
            Notwithstanding any dispute concerning whether Good Reason exists for termination of employment or whether adequate remedy has occurred, the Company shall immediately pay to the Executive, as specified in Section 5 hereof, any amounts otherwise due under this Agreement. The Executive may be required to repay such amounts to the Company if any such dispute is finally determined adversely to the Executive.

            (c) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive hereunder, shall be communicated by Notice of Termination to the other party hereto given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specifies the termination date, if such date is other than the date of receipt of such notice (which termination date shall not be more than 15 days after the giving of such notice, unless otherwise provided herein). Notwithstanding the foregoing, the Company may elect to consider the Executive as an employee after the date of termination for purposes of complying with the provisions of Section 5 hereof.

      5. Severance Payment Upon Termination of Employment. If the Executive's employment with the Company is terminated during the term of this Agreement and after a Change in Control (a) by the Company other than for Cause, or (b) by the Executive for Good Reason, then the Executive shall be entitled to the following:

            (a) The Company shall pay to the Executive in a lump sum in cash within five (5) days after date of termination, if not theretofore paid, the Executive's base salary (as in effect on the date of termination) through the date of termination, and in the case of compensation previously deferred and bonuses previously earned by the Executive, all amounts of such compensation previously deferred and earned and not yet paid by the Company.

            (b) The Company shall, promptly upon submission by the Executive of supporting documentation, pay or reimburse to the Executive any costs and expenses paid or incurred by the Executive which would have been payable pursuant to the Company's policy regarding the reimbursement of such costs or expenses as in effect from time to time during the Executive's employment with the Company if the Executive's employment had not terminated.

            (c) The Company shall pay to the Executive in a lump sum in cash within five (5) days after the date of termination a severance payment equal to one and one-half (1.5) times the sum of (i) the Executive's base salary (as in effect on date of termination) and (ii) the Executive's most recent annual bonus. If the most recent annual bonus was a


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      stock option or a stock grant, the value of the bonus will be deemed to be the number of option shares times the closing price of the Common Stock for the 20 trading days prior to the date of termination.

            (d) During the 18-month period commencing on the date of termination, the Company shall continue benefits (other than disability benefits), at the Company's expense to the Executive and/or the Executive's family at least equal to those which would have been provided to them under the Company's welfare benefit plans if the Executive's employment had not been terminated (without giving effect to any reduction in such benefits subsequent to the Change in Control which reduction constitutes or may constitute Good Reason).

      6. Certain Payments by the Company

            (a) In the event that the Executive is deemed to have received an "excess parachute payment" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated by the Internal Revenue Service thereunder (the "Code")) which is subject to the excise taxes (the "Excise Taxes") imposed by Section 4999 of the Code in respect of any payment pursuant to this Agreement or any other agreement, plan, instrument or obligation, in whatever form, the Company shall make the Bonus Payment (defined below) to the Executive notwithstanding any contrary provision in this Agreement or any other agreement, plan, instrument or obligation.

            (b) The term "Bonus Payment" means a cash payment in an amount equal to the sum of (i) all Excise Taxes payable by the Executive, plus (ii) all additional Excise Taxes and federal or state income taxes to the extent such taxes are imposed in respect of the Bonus Payment, such that the Executive shall be in the same after-tax position and shall have received the same benefits that he would have received if the Excise Taxes had not been imposed. For purposes of calculating any income taxes attributable to the Bonus Payment, the Executive shall be deemed for all purposes to be paying income taxes at the highest marginal federal income tax rate, taking into account any applicable surtaxes and other generally applicable taxes which have the effect of increasing the marginal federal income tax rate and, if applicable, at the highest marginal state income tax rate, to which the Bonus Payment and the Executive are subject. An example of the calculation of the Bonus Payment is set forth below. Assume that the Excise Tax rate is 20%, the highest federal marginal income tax rate is 40% and the Executive is not subject to state income taxes. Further assume that the Executive has received an excess parachute payment in the amount of $200,000, on which $40,000 ($200,000 x 20%) in Excise Taxes are payable. The amount of the required Bonus Payment is thus computed to be $100,000, i.e., the Bonus Payment of $100,000, less additional Excise Taxes on the Bonus Payment of $20,000 (i.e., 20% x $100,000) and income taxes of $40,000 (i.e., 40% x $100,000), yields $40,000, the amount of the
      Excise Taxes payable in respect of the original excess parachute payment.

            (c) The Executive agrees to reasonably cooperate with the Company to minimize the amount of the excess parachute payments, including, without limitation,


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      assisting the Company in establishing that some or all of the payments received by the Executive that are "contingent on a change," as described in Section 280G(b)(2)(A)(i) of the Code, are reasonable compensation for personal services actually rendered by the Executive before the date of such change or to be rendered by the Executive on or after the date of such change. In the event that the Company is able to establish that the amount of the excess parachute payments is less than originally anticipated by the Executive, the Executive shall refund to the Company any excess Bonus Payment to the extent not required to pay Excise Taxes or income taxes (including those incurred in respect of receipt of the Bonus Payment). Notwithstanding the foregoing, the Executive shall not be required to take any action which his attorney or tax advisor advises him in writing (i) is improper or (ii) exposes the Executive to personal liability. The Executive may require the Company to deliver to the Executive an indemnification agreement in form and substance reasonably satisfactory to the Executive as a condition to taking any action required by this Section 6(c).

            (d) The Company shall make any payment required to be made under
      Section 6 hereof in a cash lump sum after the date on which the Executive received or is deemed to have received any such excess parachute payment. Any payment required to be paid by the Company under Section 6 hereof which is not paid within 30 days of receipt by the Company of the Executive's written demand therefor, delivered in accordance with Section 12 hereof, shall thereafter be deemed delinquent, and the Company shall pay to the Executive immediately upon demand interest at the highest nonusurious rate per annum allowed by applicable law from the date such payment becomes delinquent to the date of payment of such delinquent sum with interest.

            (e) In the event that there is any change to the Code which results in the recodification of Section 280G or Section 4999 of the Code, or in the event that either such section of the Code is amended, replaced or supplemented by other provisions of the Code of similar import ("Successor Provisions"), then this Agreement shall be applied and enforced with respect to such new Code provisions in a manner consistent with the intent of the parties as expressed herein, which is to assure that the Executive is in the same after-tax position and has received the same benefits that he would have been in and received if any taxes imposed by Section 4999 (or any Successor Provisions) had not been imposed.

            (f) All determinations required to be made under Section 6 hereof including, without limitation, whether and when a Bonus Payment is required, and the amount of such Bonus Payment and the assumptions to be utilized in arriving at such determinations, unless otherwise expressly set forth in this Agreement, shall be made within 30 days from the date of termination by the independent tax consultant(s) selected by the Company and reasonably acceptable to the Executive (the "Tax Consultant"). The Tax Consultant must be a qualified tax attorney or certified public accountant. All fees and expenses of the Tax Consultant shall be paid in full by the Company. Any Excise Taxes as determined pursuant to Section 6 hereof shall be paid by the Company to the Internal Revenue Service or any other appropriate taxing authority on the Executive's behalf within five
      (5) business days after receipt of the Tax Consultant's final determination by the Company and the Executive.


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            (g) If the Tax Consultant determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Taxes are payable by the Executive, the Tax Consultant shall furnish the Executive with a written opinion that failure to disclose or report the Excise Taxes on the Executive's federal income tax return will not constitute a substantial understatement of tax or be reasonably likely to result in the imposition of a negligence or any other penalty.

            (h) The Company shall indemnify and hold harmless the Executive, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by the Executive with respect to the exercise by the Company of any of its rights under Section 6 hereof, including, without limitation, any Losses related to the Company's decision to contest a claim of any imputed income to the Executive. The Company shall pay all fees and expenses incurred under Section 6 hereof, and shall promptly reimburse the Executive for the reasonable expenses incurred by the Executive in connection with any actions taken by the Company or required to be taken by the Executive hereunder. Any payments owing to the Executive and not made within 30 days of delivery, in accordance with Section 12 hereof, to the Company of evidence of the Executive's entitlement thereto shall be paid to the Executive together with interest at the maximum nonusurious rate permitted by law.

      7. Reimbursement of Legal Costs. The Company shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of a termination which entitles the Executive to any payments under this Agreement including all such fees and expenses, if any, incurred in contesting or disputing any notice of termination under Section 4(a) hereof or in seeking to obtain or enforce any right or benefit provided by this Agreement. Such payments shall be made within five (5) days after delivery of the Executive's respective written requests for payment accompanied by such evidence of fees and expenses incurred as the Company reasonably may require.

      8. Damages. The Executive shall not be required to mitigate damages with respect to the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided under this Agreement be reduced by retirement benefits, deferred compensation or any compensation earned by the Executive as a result of employment by another employer.

      9. Successor to the Company. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. A used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this section or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.


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      10. Heirs of the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be so much designee, to the Executive's estate.

      11. Arbitration. Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction. Any arbitration held pursuant to this section in connection with the Executive's termination of employment shall take place in Houston, Texas at the earliest possible date. If any proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys' fees and necessary costs and disbursements, not to exceed in the aggregate one percent (1%) of the net worth of the other party, in addition to any other relief to which he or it may be entitled.

      12. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when (i) delivered by hand or sent by facsimile, or (ii) on the third business day following deposit in the United States mail by registered or certified mail, return receipt requested, to the addresses as follows (provided that notice of change of address shall be deemed given only when received):

            If to the Company to:

            Texas Biotechnology Corporation
            7000 Fannin
            Houston, Texas 77030
            Attention: President and Chief Executive Officer
            Facsimile No.: (713) 782-8232

            If to the Executive to:

            Name: _____________________
            Texas Biotechnology Corporation
            7000 Fannin
            Houston, Texas 77030
            Facsimile No.: (713) 782-8232

or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 12.

      13. General Provisions.

            (a) The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall the Executive's rights be subject to


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      encumbrance or subject to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets; and this Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor surviving or resulting corporation, or other entity to which such assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

            (b) This Agreement and any employment agreement with the Executive plus terms of any stock option plans or grants constitutes the entire agreement between the parties hereto in respect to the rights and obligations of the parties following a Change in Control. This Agreement supersedes and replaces all prior oral and written agreements, understandings, commitments, and practices between the parties (whether or not fully performed by the Executive prior to the date hereof), which shall be of no further force or effect.

            (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

            (d) This Agreement may not be amended or modified except by a written instrument executed by the Company and the Executive.

            (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first written above.


                                   Texas Biotechnology Corporation

                                   By:
                                       -------------------------------------
                                       Bruce D. Given, M.D.
                                       President and Chief Executive Officer


                                   Executive:

                                   By:
                                       -------------------------------------
                                   Name:
                                        ------------------------------------


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